Corporate Advisory Services Agreement

Corporate Advisory Services Agreement (this "Agreement"), made as of July 31, 2015, between Zaxis International Inc., a Delaware corporation with offices located at 7 Imber St., Petah Tikva, 4951141, Israel (the "Corporation") and Meyda Consulting Services Ltd, organized under the laws of the State of Israel with an address located at ___________________ (the "Consultant"). The Corporation and the Consultant are sometimes referred to individually, as a "Party" and collectively, as the "Parties."

Whereas, the Corporation wishes to assure itself of the services of the Consultant for the period provided in this Agreement, and the Consultant is willing to provide his/its services to the Corporation for said period under the terms and conditions hereinafter provided:

Now, therefore, in consideration of the premises and of the mutual promises and covenants herein contained, the Parties hereto agree as follows:

1. Engagement. The Corporation agrees to and does hereby engage the Consultant, and the Consultant agrees to and does hereby accept engagement by the Corporation for the period of ninety (90) days commencing on the date hereof. The period during which Consultant shall serve in such capacity (including the initial term and any renewals thereof) shall be deemed the "Engagement Period" and shall hereinafter be referred to herein as such.

2. Services.

2.1 The Consultant shall render to and provide the Corporation with the services described below, with respect to which the Consultant shall apply his/its best efforts and devote such time as shall be reasonably necessary to perform his/its duties hereunder and advance the interests of the Corporation. The Consultant shall report directly to the Chief Executive Officer of the Corporation and to such persons as the Chief Executive Officer shall direct (the "Corporation's Management").

2.2 The services to be rendered by the Consultant to the Corporation shall consist of: (a) developing an in-depth familiarization with the Corporation's business objectives and bring to the attention of the Corporation's Management potential or actual opportunities consistent with those objectives or logical extensions thereof; (b) advising the Corporation's management with respect to its corporate development including such factors as position in competitive environment, financial performances compared to its competition, strategies, operational viability, etc.; (c) identifying prospective suitable acquisitions for the Corporation, including performing appropriate due diligence investigations with respect thereto, advising the Corporation's Management with respect to the desirability of pursuing such prospects and assisting the Corporation in any negotiations which may ensue therefrom; and (d) introducing the Corporation's Management to appropriate business contacts of Consultant which may have an interest the Corporation's business, financial objectives and/or any of its potential projects, collectively, the "Services.".

2.3 The Services to be rendered by the Consultant to the Corporation shall under, no circumstances, include: (a) any activities which could be deemed by the Securities and Exchange Commission ("SEC") to constitute investment banking or any other activities requiring the Consultant to register as a broker-dealer under the Securities Act of 1933, as amended (the "Act") or the Securities Exchange Act of 1934 (the "Exchange Act"); (b) any activities which could be deemed by the SEC to be in connection with the offer or sale of the Corporation's securities; and/or (c) any activities which, directly or indirectly, promote or otherwise maintain a market for the Corporation's securities.

3. Compensation.

3.1 For the Services and duties to be rendered and performed by the Consultant during the Engagement Period and in consideration of the Consultant's having entered into this Agreement, the Corporation shall pay the Consultant cash consideration of $10,800 and issue to the Consultant Five hundred and seventeen thousand nine hundred and seven (517,907) restricted shares of common stock of the Corporation (the "Shares"). The Consultant understands that the Corporation, a "shell company" as that term is defined in Rule 405 promulgated by the SEC under the Act and further understands and agrees that the certificate(s) evidencing the Share compensation will not be issued to the Consultant until the pending reverse split of the Corporation's common stock on a one-for-four (1:4) basis (the "Reverse Stock Split") is cleared by the SEC and is approved by FINRA.

3.2 The Consultant acknowledges his/its understanding that the issuance of the Shares, with registration under is intended to be exempt from registration under Section 4(2) of the Act and Regulation S or Regulation D, as the case may be, promulgated by the SEC under the Act. In furtherance thereof, the Consultant hereby represents and warrants to the Corporation that he/it is an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the Act by reason of Rule 501(a)(3). The Consultant is acquiring the Shares for his/its own account, as principal and not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, either in whole or in part, and no other person has any direct or indirect beneficial interest in such Shares or any portion thereof. The Consultant has or will have: (a) the financial ability to bear the economic risk of his/its investment; (b) has adequate means for providing for his/its current needs and contingencies; and (c) has no need for liquidity with respect to his investment in the Corporation. The Consultant has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Shares. The Consultant has been provided an opportunity for a reasonable period of time prior to the date hereof to obtain additional information concerning the Corporation and any other information he/it has requested regarding the Corporation.

3.3 The Consultant understands that any Shares he/it receives will not be registered under the Act or the securities laws of any state thereof, nor is the Corporation contractually obligated to register the Shares under the Act. As a result, the Consultant understands and agrees further that the Shares must be held and may not be transferred until and unless the Shares are registered under the Act and the securities laws of any other jurisdiction or an exemption from registration under the Act and any applicable laws is available. The Consultant understands any certificate(s) evidencing the Shares will bear an appropriate restrictive legend reflecting that the Shares have not been registered under the Act and the securities laws of any other jurisdiction and setting out or referring to the restrictions on the transferability and resale of the Shares will be placed on the books of the Corporation, the records of the transfer agent for the Corporation's common stock and all other documents with respect to the Shares.

3.4 Notwithstanding the forgoing, the Consultant understands that the Corporation plans or may plan to file a registration statement on Form S-1 with the SEC for the purpose of, among other things, registering the Corporation's securities on behalf of selling shareholders and others (the "Registration Statement") and, in the event that the Corporation determines to file a Registration Statement, it will register the Consultant's Shares issued or to be issued under this Agreement, subject to the following terms, which shall be applicable to the Consultant's Shares as well as those of the other selling shareholders: (a) one-third (1/3) of the Shares will be available for resale immediately on and after the effective date of the Registration Statement (the "Effective Date"); (b) an additional one-third (1/3) of the Shares will be available for resale on and after a date six (6) months from the Effective Date; and (c) the remaining one-third (1/3) of the Shares will be available for resale on and after a date twelve (12) months from the Effective Date.

3.5 The Consultant acknowledges and agrees that, in the event that any taxes of any kind whatsoever may be, or become, due under the laws of the United States, the State of Israel or any other jursidction (collectively, the "Tax Liabilities") as a result of the compensation paid or is payable to the Consultant under this Agreement, whether in the form of cash, equity otherwise, the Consultant shall be solely and totally responsible for any and all Tax Liabilities, none of which shall be the responsibility of the Corporation.

4. Trade Secrets. Consultant agrees that any trade secrets, material non-public information or any other like information of value relating to the business plans, financial condition and/or operations of the Corporation or any of its affiliates, including but not limited to, information relating to pricing, potential transactions, investors, shareholders, processes, systems, methods, formulae, patents, patent application, research activities and plans, contracts, names of potential sellers and brokers, which he/it has acquired during his/its engagement by the Corporation or any of its affiliates or which he/it may hereafter acquire during the Engagement Period as the result of any disclosures to him/it, or in any other way, shall be regarded as held by the Consultant in a fiduciary or other capacity, solely or partly for the benefit of the Corporation, its successors or assigns, and shall not at any time, either during the term of this Agreement or thereafter, be disclosed, divulged, furnished, or made accessible by the Consultant to anyone, or be otherwise used by him/it except in the course of business of the Corporation or its affiliates, consistent with the performance by or in furtherance of the Consultant's Services hereunder. The covenants set forth herein shall survive the expiration of the Engagement Period and termination of this Agreement and shall remain in full force and effect regardless of the cause of such termination for a period of two (2) years from the termination or expiration of this Agreement.

5. General Provisions.

5.1 Consultant is and shall at all times be an independent contractor with respect to the services that it is rendering to Corporation pursuant to this Agreement and Consultant shall at no times be an affiliate, employee, agent, partner or representative of Corporation and Consultant shall not take any action nor in any way hold itself out as such. At no time shall Consultant have any authority or power to bind the Corporation or to act on behalf of the Corporation in any manner, including without limitation, making any direct or indirect representation or covenant by the Corporation to any third party.

5.2 This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law principles thereof. In the event of any breach or threatened breach of this Agreement by the Consultant, Consultant agrees that he/it shall be responsible for all attorneys' fees and expenses incurred by the Corporation.

5.3 Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision is unenforceable or invalid under such law, such provision shall be ineffective only to the extent of such unenforceability or invalidity, and the remainder of such provision and the balance of this Agreement shall in such event continue to be binding and in full force and effect.

5.4 This Agreement shall not be assigned or delegated, by operation of law or otherwise, by either Party hereto without the other Party's prior written consent, and any such assignment or attempted assignment shall be void, of no force or effect, and shall constitute a material default by such Party.

5.5 This Agreement can be executed in counterparts and by facsimile.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written:

Zaxis International Inc .

By: Liron Carmel By: Eliyahu Kirstein
Name: Liron Carmel

 Consultant
Title: Chief Executive Officer Name: Eliyahu Kirstein
Title: President